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                                                                  EXHIBIT (a)(7)

                            CALAMOS INVESTMENT TRUST

                                 AMENDMENT NO. 6
                                       TO
                    THE THIRD AMENDED AND RESTATED AGREEMENT
                            AND DECLARATION OF TRUST

     AMENDMENT NO. 6 to the Third Amended and Restated Agreement and Declaration of Trust dated as of March 30, 2006, as amended (the "Declaration of Trust") of Calamos Investment Trust (the "Trust"), made as of the 30th day of March, 2007.

                                   WITNESSETH:

     WHEREAS, Article VII, Section 7.3 of the Declaration of Trust provides that the Declaration of Trust may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS, Article IV, Section 4.1 of the Declaration of Trust provides that the Trustees of the Trust may establish and designate Sub-Trusts of the Trust and classes thereof; and

     WHEREAS, the Trustees have previously established and designated eleven Sub-Trusts of the Trust (the "Series"), being Calamos Convertible Fund; Calamos Growth and Income Fund; Calamos Global Growth and Income Fund; Calamos Growth Fund; Calamos Market Neutral Income Fund; Calamos High Yield Fund; Calamos Value Fund, Calamos Blue Chip Fund; Calamos International Growth Fund; Calamos Multi-Fund Blend; Calamos Global Equity Fund; and Calamos Government Money Market Fund; and

     WHEREAS, on March 30, 2007, the Trustees voted unanimously to (i) designate a new Sub-Trust, Calamos Total Return Bond Fund and (ii) authorize the Secretary to execute and file this Amendment No. 6 to the Declaration of Trust (the "Amendment");

     NOW, THEREFORE, effective immediately, the Declaration of Trust is hereby amended as follows:

     I. The first paragraph of Article IV, Section 4.2 (other than subsections
(a) through (m) thereof) of the Declaration of Trust is hereby amended to read in pertinent part as follows:

          "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS AND CLASSES. Without limiting the authority of the Trustees set forth in Section
          4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate thirteen Sub-Trusts:

                     Calamos Blue Chip Fund
                     Calamos Convertible Fund
                     Calamos Growth and Income Fund
                     Calamos Global Growth and Income Fund




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                     Calamos Growth Fund
                     Calamos Market Neutral Income Fund
                     Calamos High Yield Fund
                     Calamos Value Fund
                     Calamos International Growth Fund
                     Calamos Multi-Fund Blend
                     Calamos Global Equity Fund
                     Calamos Government Money Market Fund
                     Calamos Total Return Bond Fund

          each of which, other than Calamos Government Money Market Fund, shall have five classes of Shares, Class A, Class B, Class C, Class I and Class R or such classes as may from time to time be established and designated. Calamos Government Money Market Fund shall have one class of Shares, Class I, or such classes as may from time to time be established and designated. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

     The undersigned hereby certifies that Amendment No. 6 to the Third Amended and Restated Agreement and Declaration of Trust set forth above has been duly adopted in accordance with the provisions of the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned has hereto set his hand as of the day and year first above written.



                                             By: /s/ James S. Hamman, Jr.
                                                 -------------------------------
                                             Name:  James S. Hamman, Jr.
                                             Title: Secretary




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